Douglas Lake Minerals Inc. T 604-642-6165 Suite 500, 666 Burrard Street F 604-642-6168 Vancouver, B.C. www.douglaslakeminerals.com Canada V6C 3P6

News Release

Douglas Lake Files 43-101 Report on 100% Owned Handeni Gold Property in Tanzania

Vancouver, British Columbia, January 5, 2011 -- Douglas Lake Minerals Inc. (OTCBB: DLKM) (the "Company" or "Douglas Lake") is pleased to announce that it has filed a Canadian National Instrument 43-101 Standards for Disclosure of Mineral Projects ("NI 43-101) Technical Report (the "Technical Report") for its Handeni Project. Douglas Lake's 100% owned Handeni Project consists of four prospecting licenses covering approximately 800 square kilometers in the newly developing goldfields of Eastern Tanzania. Douglas Lake filed the Technical Report with the British Columbia Securities Commission via the System for Electronic Document Analysis and Retrieval (SEDAR).

The Technical Report was prepared by Dr. Reyno Scheepers, Ph.D., Pr.Sci.Nat., a South African based consulting geologist and a director of the Company who fulfills the requirements to be a 'Qualified Person' for the purposes of NI 43-101.

The Technical Report details the results of exploration activities conducted by IPP Resources, the previous holding company of the area. Extensive geophysical and geologic work was conducted over several field seasons from 2008. The work included prospecting, rock and soil sampling, and a ground magnetic survey. All geochemical analytical work was conducted by internationally accredited labs, SGS Laboratories and/or Humac Laboratories in Mwanza, Tanzania.

The exploration also included a fixed-wing aeromagnetic and radiometric survey. The survey and interpretation was conducted according to internationally accepted standards by the Council for Geoscience, South Africa. The Technical Report identified and selected a total of 12 priority gold targets which are recommended for follow up work.

"The scale of work covered by the Technical Report has significantly advanced Douglas Lake's Handeni Project," Harp Sangha, Chief Executive Officer comments, "We now have a number of very exciting gold targets which we are a priority for us to follow up with further exploration in 2011."

For further information please contact:

Douglas Lake Minerals, Inc.
Sam Sangha--Investor Relations
info@douglaslakeminerals.com
+1-604-642-6165

Harp Sangha CEO/Director
harpsangha@shaw.ca
+1-604-642-6164 office
+1-604-825-1309 mobile

About Douglas Lake

The Company is an emerging mineral exploration company focused on exploring and developing mining opportunities in Tanzania. For more information, go to www.douglaslakeminerals.com.

Safe Harbour Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labour disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Forward looking statements are made based on management's beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as required by applicable law. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the United States Securities and Exchange Commission (the "SEC") (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Such risks and uncertainties may include, but are not limited to, the risks and uncertainties set forth in the Company's filings with the SEC, such as the ability to obtain additional financing, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the SEC. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities of the Company nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.